Exhibit 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 1/4/08
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	0.75%	1.03%	1.03%
Class B Units	0.72%	1.02%	1.02%
* Subject to independent verification

COMMENTARY FOR THE WEEK ENDED JANUARY 4, 2008

Grant Park recorded trading gains during the first week of 2008.  Positions in the soft/agricultural commodities, interest rate markets, energies and metals were profitable; losses came mainly from the stock index sector.

Grain prices started out the year on a high note, resulting in gains for long positions in the sector.  Corn prices rallied more than 14 cents, closing the week at $4.6675 per bushel on concerns that hot, dry weather over Argentinean growing regions could adversely affect the size of global crops.  Weather worries spilled over into the soybean market, where the March contract in Chicago closed at $12.6250 per bushel after gaining more than 39 cents by the end of the week.  Long positions in wheat also added to gains.

Long positions in the interest rate sector were profitable after fixed income markets rallied to start the year.  Prices for Eurodollars and Ten-year notes gained after worse-than-expected reports on employment and manufacturing increased speculation that the US Federal Reserve would continue to cut interest rates in 2008.  The US unemployment rate rose to a two-year high of 5% during December, adding just 18,000 jobs to the economy during the month; analysts suggested that a drop in new orders resulted in a contraction in the manufacturing sector for the first time in 10 months.

Oil prices reached the $100 level, reaching a record of $100.09 on Thursday before settling the week up $1.91 at $97.91 per barrel.   Analysts suggested concerns that global demand could outpace production during 2008 were the main drivers of prices to the upside.  Heating oil longs also gained.

Gold prices rose to record levels, resulting in gains for long positions.  Weakness in the US dollar and higher oil prices contributed to the rally, which saw the price of the February contract on COMEX touch $872.90 before settling the week at $865.70, a gain of $23 per ounce.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

Lastly, long positions in the stock indices sustained losses as global equity markets tumbled after the weak data on US jobs and manufacturing reignited fears of a possible recession.   Positions in the German DAX, Nasdaq-100 Index and Spanish IBEX sustained the bulk of losses.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com